Exhibit (s)

Calculation of Filing Fees Tables

Form N-2

(Form Type)

Kayne Anderson BDC, Inc.

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number
Fees to be Paid	Equity	Common Stock, $0.001 par value	Rule 457(o)			$14,967,000	(1)(2)	0.00014760	$2,209.13
Fees Previously Paid						$100,000,000		0.00014760	$14,760.00
		Total Offering Amount				$114,967,000			$16,969.13
		Total Fees Previously Paid							$14,760.00	(3)
		Total Fee Offsets							$0.00
		Net Fee Due							$2,209.13	(3)

(1)	Includes the offering price of shares that the underwriters may purchase pursuant to an option to purchase additional shares.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

(3)	The Registrant previously paid $14,760 in connection with the Registrant’s Registration Statement on Form N-2 (File No. 333-278414) as filed with the Securities and Exchange Commission on April 1, 2024. The Registrant paid the remaining $2,209.13 in connection with the filing of the Registrant’s Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-278414) to register the additional $14,967,000 in shares of common stock.